                                                                   EXHIBIT 4.2


                               DOMESTICATION AGREEMENT



         THIS DOMESTICATION AGREEMENT ("this Domestication Agreement"), made this 24th day of June, 1997 between MUNCHENER RUCKVERSICHERUNGS-GESELLSCHAFT AKTIENGESELLSCHAFT IN MUNCHEN, a German reinsurance company duly organized and existing under the laws of Germany with its principal office located at Koniginstrasse 107, D-80791 Munich, Germany (referred to herein as "Munich Re"), AMERICAN RE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (referred to herein as "ARC"), and AMERICAN RE-INSURANCE COMPANY, a Delaware reinsurance company duly organized and existing under the laws of the State of Delaware, with its principal office located at American Re Plaza, 555 College Road East, Princeton, New Jersey 08543-5241 (referred to herein as "Am Re").


                                 W I T N E S S E T H:

         WHEREAS, Munich Re has been engaged in the business of transacting reinsurance and has been licensed to do such business in the State of New York, and to that end since December 23, 1955 has maintained a United States branch, which branch entered the United States through the State of New York as its port of entry, and is currently licensed by the New York Department of Insurance as the United States branch of an alien insurer pursuant to Section 1106 of the Insurance Law of the State of New York (sometimes referred to herein as the "United States Branch"), having as its United States manager Munich Management Corporation (referred to herein as the "Manager") and having its office located at 560 Lexington Avenue, New York, New York; and

         WHEREAS, Munich Re also wholly owns ARC, which, in turn, wholly owns Am Re; and

         WHEREAS, Am Re is qualified and licensed in New York to write all the kinds of insurance for which the United States Branch is qualified and licensed; and

         WHEREAS, in order to consolidate and rationalize the reinsurance operations of Munich Re in the United States, it is deemed desirable to domesticate the United States Branch by a transfer at ARC's direction of all of the United States Branch's business and assets to Am Re and by the assumption by Am Re of all of the liabilities of the United States Branch; and

         WHEREAS, the Superintendent of Insurance of the State of New York (referred to herein as the "Superintendent") has given his prior written approval to the execution of this Domestication Agreement between Munich Re and Am Re; and

         WHEREAS, the Insurance Commissioner of the State of Delaware (referred to herein as the "Commissioner") has given her prior written approval to the execution of this Domestication Agreement between Munich Re and Am Re;

         NOW, THEREFORE, the parties hereto covenant and agree as follows:

         1. Subject to the final consent and approval of the Superintendent and of such other governmental regulatory bodies, including, without limitation, the Commissioner, whose consent and approval may, at the time, be required, and subject to the terms and conditions of this Domestication Agreement, Munich Re does hereby agree to assign and transfer at ARC's direction to Am Re all of the business, assets and liabilities of the United States Branch and Am Re agrees to accept such business and assets and to assume all of the liabilities of the United States Branch upon the consummation of this Domestication Agreement as provided in paragraph 6 hereof.

         2. Without limitation on paragraph 1, as of the date of the consummation of this Domestication Agreement, the business and assets of the United States Branch shall include, but not be limited to, the following:

         (a) all of the underwriting contracts in force, including direct policies and endorsements and binders in respect thereto, reinsurance contracts, facultative contracts, retrocession agreements and all other underwriting contracts of every kind and description;

         (b) all cash, securities, choses in action and other property of every nature and description, including real property, leasehold and other interests therein;

         (c) securities or other property on deposit with supervisory insurance officials, other insurance officials and any other governmental officials;

         (d) all monies owing by others, including agents, brokers, reinsurance intermediaries and other underwriting representatives and reinsurers;

         (e)  all loans;

         (f) all rights, title and interest in all employment contracts and agency contracts; and

         (g) all other assets of every nature and description whatsoever and wherever located.


         3. Without limitation on paragraph 1, as of the date of the consummation of this Domestication Agreement, the liabilities of the United States Branch shall include, but not be limited to, the following:

         (a)  unpaid losses and loss adjustment expenses;

         (b) unpaid expenses, including contingent commissions, underwriting and investment expenses, taxes, licenses and fees and other similar charges;

         (c)  unearned premiums;

         (d)  monies withheld or retained for the account of others;

         (e)  monies due under reinsurance contracts;

         (f) liabilities under leaseholds and other contracts covering real estate or interests therein;

         (g) liabilities under all and any employment contracts, plans for the welfare or benefit of employees and agency contracts; and

         (h)  all other liabilities of every nature and description whatsoever.



         4.   Upon execution of this Domestication Agreement, Munich Re and
Am Re agree and each for itself agrees to execute an Instrument of Transfer and Assumption, in the form attached hereto and marked Exhibit A.

         5. In consideration for the assets (net of liabilities) of the United States Branch, ARC shall issue to Munich Re 23.56908 shares of common stock, wholly paid up, with a par value of US $0.01 per share, with such new shares issued by ARC entitling their holders to the same rights and obligations, as of the date of their issuance, as any shares of common stock previously issued by ARC. At ARC's direction, Munich Re shall transfer the assets and liabilities of the United States Branch directly to Am Re. The parties intend that, for Federal income tax purposes, the foregoing transactions shall be treated as successive transfers under Section 351 of the Internal Revenue Code of 1986 from Munich Re to ARC and from ARC to Am Re.

         6. This Domestication Agreement shall be consummated and domestication of the United States Branch shall become effective upon the filing with the Superintendent of a certified copy of the Instrument of Transfer and Assumption in the form shown in Exhibit A annexed hereto, or in a form satisfactory to the Superintendent. The parties agree that, subject to the requisite approval of the Superintendent and the Commissioner, such filing shall be deemed made as of July 3, 1997.

         7. When the domestication of the United States Branch becomes effective as provided in paragraph 6 hereof, thereupon, in accordance with
Section 7205 of the Insurance Law of the State of New York, all of the rights, franchises and interests of the United States Branch in and to every species of property, real, personal and mixed, and things in action thereunto belonging, shall be deemed transferred to and vested in Am Re, and simultaneously therewith Am Re shall be deemed to have assumed all of the liabilities of the

United States Branch; all deposits of the United States Branch held by superintendents, state officers or other state regulatory agencies pursuant to requirements of state laws shall be deemed to be held as security for the full performance by Am Re of its assumption as direct liabilities of all of the liabilities to policyholders and creditors within the United States of the United States Branch, and such deposits shall be deemed to be admitted assets of Am Re and shall be reported as such in the annual financial statements and other reports that Am Re may be required to file; and upon the ultimate release of any such deposits of the United States Branch held by any superintendent, state officer or other state regulatory agencies, the securities and cash constituting such released deposits shall be delivered and paid over to Am Re as the lawful successor in interest to the United States Branch; and contemporaneously with the consummation of the domestication of the United States Branch the Superintendent shall transfer to Am Re or its account the securities deposited by the United States Branch in compliance with the Insurance Law of the State of New York, and the Superintendent shall consent that the Trustee of the trusteed assets deposited by the United States Branch in compliance with the Insurance Law of the State of New York shall withdraw from the trusteed assets and transfer and deliver over to Am Re all assets held by such Trustee.

         8. Am Re shall be deemed to be a continuance of both itself and of the United States Branch, and of the business and operations of both, and none of the rights, licenses, franchises and interests of Am Re and the United States Branch, or either of them, whether in and to any species of property and the choses in action thereunto belonging, shall be deemed to revert or be in any way impaired by such domestication, but shall be deemed to be transferred to and vested in Am Re.

         9. After the domestication of the United States Branch becomes effective as provided in paragraph 6 hereof, Munich Re and ARC agree and each for itself agrees to make an election pursuant to United States Treasury Regulation Section 1.884-2T(d).

         10. The parties hereto covenant and agree to take such additional steps, to perform such additional acts and to furnish such additional documents and other instruments, as may at any time be necessary or appropriate to carry out the transaction contemplated by this Domestication Agreement. To this end, Munich Re does hereby irrevocably authorize and empower the Manager at the time of domestication and Am Re by any of its duly authorized officers, because of its interest in and to the subject matter hereof, or either of them, to take such additional steps, to perform such additional acts and to execute such additional documents and other instruments, and such steps when taken, such acts when performed and such documents and other instruments when executed shall have full effect and be as binding as if taken, performed or executed by Am Re.

         11. No action or proceeding, pending at the time of the domestication of the United States Branch to which the United States Branch may be a party, shall be abated or discontinued by reason of such domestication, but the same may be prosecuted to final judgment in the same manner as if such domestication has not taken place and Am Re shall be substituted in place of the United States Branch by order of the court in which the action or proceeding may be pending. All liabilities of any nature and description of the United States Branch at the time of its domestication shall attach to and be assumed by Am Re and may be enforced against Am Re to the same extent as if said liability had been originally incurred or contracted by Am Re.

         12. Attached hereto and marked Exhibit B is a Secretary's Certificate reflecting the corporate proceedings of Am Re, and attached hereto and marked as Exhibit C is a Secretary's Certificate reflecting the corporate proceedings of Munich Re, approving, adopting and authorizing the execution of this Domestication Agreement.

         13. This Domestication Agreement may be revoked and cancelled by agreement of Munich Re and Am Re at any time prior to its consummation and filing with the Superintendent as provided for in paragraph 6 hereof.

         14. This Domestication Agreement may be executed in one or more counterparts, any one of which shall be deemed an original, and all such executed counterparts shall constitute a single agreement, notwithstanding that each of the parties is not a signatory to the same counterpart.

         15. This Domestication Agreement shall inure to the benefit of and be binding upon the successors and assigns of the respective parties hereto.

         IN WITNESS WHEREOF, MUNCHENER RUCKVERSICHERUNGS-GESELLSCHAFT AKTIENGESELLSCHAFT IN MUNCHEN has caused this Domestication Agreement to be subscribed to by its duly authorized officers in the City of Munich, Germany, this 24th day of June, 1997, AMERICAN RE CORPORATION has caused this Domestication Agreement to be subscribed to by its duly authorized officers in the City of Princeton, New Jersey, this 24th day of June, 1997, and
AMERICAN RE-INSURANCE COMPANY has caused this Domestication Agreement to be subscribed to by its duly authorized officers in the City of Princeton, New Jersey, this 24th day of June, 1997.

MUNCHENER RUCKVERSICHERUNGS-GESELLSCHAFT
AKTIENGESELLSCHAFT IN MUNCHEN

By:                                       By:

 /s/ Dr. Schinzler                         /s/ Dr Hasford
-------------------------                 ---------------------------------
Name: Dr. Schinzler                       Name:  Dr. Hasford
Title: President                          Title:  Member of the Board




AMERICAN RE CORPORATION

By:                                       By:

 /s/ Edward J. Noonan                      /s/ Robert K. Burgess
-------------------------                 ---------------------------------
Name: Edward J. Noonan                    Name:  Robert K. Burgess
Title: President and Chief                Title: Executive Vice President,
       Executive Officer                         General Counsel and Secretary



AMERICAN RE-INSURANCE COMPANY

By:                                       By:

 /s/ Edward J. Noonan                      /s/ Robert K. Burgess
-------------------------                 ---------------------------------
Name: Edward J. Noonan                    Name: Robert K. Burgess
Title: Chairman, President                Title:  Executive Vice President,
       and Chief Executive                        General Counsel and Secretary
       Officer

                                      Exhibit A






                                Instrument of Transfer
                                    and Assumption

                      INSTRUMENT OF TRANSFER AND ASSUMPTION


         THIS INSTRUMENT OF TRANSFER AND ASSUMPTION ("this Instrument"), made this __ day of __________, 1997 between MUNCHENER RUCKVERSICHERUNGS-GESELLSCHAFT AKTIENGESELLSCHAFT IN MUNCHEN, a German reinsurance company duly organized and existing under the laws of Germany with its principal office located at Koniginstrasse 107, D-80791 Munich, Germany (referred to herein as "Munich Re"), AMERICAN RE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (referred to herein as "ARC"), and AMERICAN RE-INSURANCE COMPANY, a Delaware reinsurance company duly organized and existing under the laws of the State of Delaware, with its principal office located at American Re Plaza, 555 College Road East, Princeton, New Jersey 08543-5241 (referred to herein as "Am Re").

                                 W I T N E S S E T H:

         WHEREAS, Munich Re has been engaged in the business of transacting reinsurance and has been licensed to do such business in the State of New York, and to that end since December 23, 1955 has maintained a Un ited States branch, which branch entered the United States through the State of New York as its port of entry, and is currently licensed by the New York Department of Insurance as the United States branch of an alien insurer pursuant to Section 1106 of the Insurance Law of the State of New York (sometimes referred to herein as the "United States Branch"), having as its United States manager Munich

Management Corporation (referred to herein as the "Manager") and having its office located at 560 Lexington Avenue, New York, New York; and

         WHEREAS, Munich Re also wholly owns ARC, which, in turn, wholly owns Am Re; and

         WHEREAS, in order to consolidate and rationalize the reinsurance operations of Munich Re in the United States, it is deemed desirable to domesticate the United States Branch by a transfer at ARC's direction of all of the United States Branch's business and assets to Am Re and by the assumption by Am Re of all of the liabilities of the United States Branch; and

         WHEREAS, the parties hereto have, with the approval of both the Superintendent of Insurance of the State of New York (referred to herein as the "Superintendent") and the Commissioner of Insurance of the State of Delaware (referred to herein as the "Commissioner"), entered into a Domestication Agreement, executed on the same date as this Instrument (referred to herein as the "Domestication Agreement");

         NOW, THEREFORE, in consideration of the premises and of the mutual promises contained herein, the parties hereto agree that the United States Branch shall be domesticated, in accordance with the terms of the Domestication Agreement, by the transfer of all of the business and assets of the United States Branch to Am Re and by the assumption by

Am Re of all of the liabilities of the United States Branch. The manner in which such transfer and assumption shall be made effective and the terms of such transfer and assumption shall be as follows:


         1. This Instrument and the domestication of the United States Branch shall become effective upon the filing of a certified copy of this Instrument with the Superintendent of Insurance of the State of New York. Subject to the approval of the Superintendent, the parties agree that such filing shall be deemed made as of July 3, 1997.

         2. By this Instrument the business, assets and liabilities of the United States Branch are transferred at ARC's direction to Am Re, and Am Re succeeds thereby to the business, assets and liabilities of the United States Branch as provided by Article 72 of the Insurance Law of the State of New York, and the separate existence of the United States Branch shall thereupon cease.

         3. Immediately upon this Instrument becoming effective as provided in paragraph 1 hereof, and subject to paragraph 10 hereafter, all of the rights, franchises, and interests of the United States Branch in and to every species of property, real, personal and mixed, and things in action thereunto belonging, shall be deemed transferred to and vested in Am Re, and simultaneously therewith Am Re shall be deemed to have assumed all of the liabilities of the United States Branch, all deposits of the United States Branch held by the superintendents, state officers or other state regulatory agencies pursuant to requirements of state laws shall be deemed to be held as security for the full performance by Am Re of its assumption as direct liabilities of all of the liabilities to policyholders and creditors within the United States of the United States Branch, and such deposits shall be deemed to be admitted assets of Am Re and shall be reported as such in the annual financial statements and other reports which Am Re may be required to file; and upon the ultimate release of any such deposits of the United States Branch held by any superintendent, state officer or other state regulatory agencies, the securities and cash constituting such released deposits shall be delivered and paid over to Am Re as the lawful successor in interest to the United States Branch; and contemporaneously with the consummation of the domestication of the United States Branch the Superintendent shall transfer to Am Re or its account the securities deposited by the United States Branch in compliance with the Insurance Law of the State of New York, and the Superintendent shall consent that the Trustee of the trusteed assets deposited by the United States Branch in compliance with the Insurance Law of the State of New York shall withdraw from the trusteed assets and transfer and deliver over to Am Re all assets held by such Trustee.

         4. Am Re shall be deemed to be a continuance of both itself and of the United States Branch, and of the business and operations of both, and none of the rights, licenses, franchises and interests of Am Re and the United States Branch, or either of them, whether in and to any species of property and the choses in action thereunto belonging, shall be deemed to revert or be in any way impaired by such domestication, but shall be deemed to be transferred to and vested in Am Re.

         5. Without limitation on paragraphs 2 and 3, the business and assets of the United States Branch, as of the date of the consummation of this Instrument, shall include, but not be limited to, the following:

         (a) all of the underwriting contracts in force, including direct policies and endorsements and binders in respect thereto, reinsurance contracts, facultative contracts, retrocession agreements and all other underwriting contracts of every kind and description;

         (b) all cash, securities, choses in action and other property of every nature and description, including real property, leasehold and other interests therein;

         (c) securities or other property on deposit with supervisory insurance officials, other insurance officials and any other governmental officials;

         (d) all monies owing by others, including agents, brokers, reinsurance intermediaries and other underwriting representatives and reinsurers;

         (e)  all loans;

         (f) all rights, title and interest in all employment contracts and agency contracts; and

         (g) all other assets of every nature and description whatsoever and wherever located.


         6. Without limitation on paragraphs 2 and 3, the liabilities of the United States Branch, as of the date of the consummation of this Instrument, shall include, but not be limited to, the following:

         (a)  unpaid losses and loss adjustment expenses;

         (b) unpaid expenses, including contingent commissions, underwriting and investment expenses, taxes, licenses and fees and other similar charges;

         (c)  unearned premiums;

         (d)  monies withheld or retained for the account of others;

         (e)  monies due under reinsurance contracts;

         (f) liabilities under leaseholds and other contracts covering real estate or interests therein;

         (g) liabilities under all and any employment contracts, plans for the welfare or benefit of employees and agency contracts; and

         (h)  all other liabilities of every nature and description whatsoever.




         7. In consideration for the assets (net of liabilities) of the United States Branch, ARC shall issue to Munich Re 23.56908 shares of common stock, wholly paid up, with a par value of US $0.01 per share, with such new shares issued by ARC entitling their holders to the same rights and obligations, as of the date of their issuance, as any shares of common stock previously issued by ARC. At ARC's direction, Munich Re shall transfer the assets and liabilities of the United States Branch directly to Am Re. The parties intend that, for Federal income tax purposes, the foregoing transactions shall be treated as successive transfers under Section 351 of the Internal Revenue Code of 1986 from Munich Re to ARC and from ARC to Am Re.

         8. No action or proceeding, pending at the time of the domestication of the United States Branch to which the United States Branch may be a party, shall be abated or discontinued by reason of such domestication, but the same may be prosecuted to final judgment in the same manner as if such domestication had not taken place and Am Re shall be substituted in place of the United States Branch by order of the court in which the action or proceeding may be pending. All liabilities of any nature and description of the United States Branch at the time of its domestication shall attach to and be assumed by Am Re and may be enforced against Am Re to the same extent as if said liability had been originally incurred or contracted by Am Re.

         9. The parties hereto covenant and agree to take such additional steps, to perform such additional acts and to furnish such additional documents and other instruments, as may at any time be necessary or appropriate to carry out the transaction contemplated by this Instrument. To this end, Munich Re does hereby irrevocably authorize and empower the Manager at the time of domestication and Am Re by any of its duly authorized officers, because of its interest in and to the subject matter hereof, or either of them, to take such additional steps, to perform such additional acts and to execute such additional documents and other instruments, and such steps when taken, such acts when performed and such documents and other instruments when executed shall have full effect and be binding as if taken, performed or executed by Munich Re.

         10. The domestication is subject to: (1) the approval, of Munich Re, of the Domestication Agreement; (2) the approval, by the board of directors of Am Re, of the Domestication Agreement; and (3) the final approval of both the Superintendent and the Commissioner of the Domestication Agreement and this Instrument and the terms and conditions of each.

         11. This Instrument may be executed in counterparts, any one of which shall be deemed an original, and all of which counterparts shall constitute a single agreement, notwithstanding that each of the parties is not a signatory to the same counterpart.

         12. This Instrument shall inure to the benefit of, and be binding upon, the successors and assigns of the respective parties hereto.

         IN WITNESS WHEREOF, MUNCHENER RUCKVERSICHERUNGS-GESELLSCHAFT AKTIENGESELLSCHAFT IN MUNCHEN has caused this Instrument to be subscribed to by its duly authorized officers in the City of Munich, Germany, this ____ day of __________, 1997, AMERICAN RE CORPORATION has caused this Instrument to be subscribed to by its duly authorized officers in the City of Princeton, New Jersey, this ____ day of __________, 1997, and AMERICAN RE-INSURANCE COMPANY has caused this Instrument to be subscribed to by its duly authorized officers in the City of Princeton, New Jersey, this ____ day of __________, 1997.

MUNCHENER RUCKVERSICHERUNGS-GESELLSCHAFT
AKTIENGESELLSCHAFT IN MUNCHEN


By:                                       By:

_____________________________             _________________________________
Name:                                     Name:
Title:                                    Title:



AMERICAN RE CORPORATION

By:                                       By:

_____________________________             _________________________________
Name:                                     Name:
Title:                                    Title:



AMERICAN RE-INSURANCE COMPANY

By:                                       By:

_____________________________             _________________________________
Name:                                     Name:
Title:                                    Title:

                                      Exhibit B


                              Secretary's Certificate of
                                        Am Re

AMERICAN RE-INSURANCE COMPANY

Secretary's Certificate

    I, the undersigned, Robert K. Burgess, Executive Vice President, General Counsel and Secretary of American Re-Insurance Company, a corporation organized and existing under the laws of the State of Delaware (the "Corporation") do hereby certify:

1. That the original resolutions of which the following are copies were duly adopted by unanimous written consent of the Board of Directors of the Corporation dated as of June 16, 1997 and recorded with the minutes of meetings of the Board of Directors of said Corporation, such resolutions have not since been revoked, amended or modified:

APPROVAL OF MERGER WITH MUNICH AMERICAN REINSURANCE COMPANY

WHEREAS, the Board of Directors of American Re-Insurance Company, a Delaware corporation (the "Corporation"), has been presented with an Agreement and Plan of Merger (together with exhibits, the "Merger Agreement"), among the Corporation, American Re Corporation, a Delaware corporation ("ARC"), Munich American Reinsurance Company, a New York corporation ("MARC"), and each of Munchener Ruckversicherungs Gesellschaft Aktiengesellschaft in Munchen, a limited liability company organized under the laws of Germany ("Munich Re"), Munich Re U.S. Branch, Allianz Aktiengesellschaft, a company organized under the laws of Germany, and VICTORIA Versicherung AG, a company organized under the laws of Germany (each as shareholders of MARC, and collectively the "Sellers"), and a Certificate of Merger, whereby MARC will be merged with and into the Corporation and the Corporation will be the surviving entity (the Merger"); and

WHEREAS, the Board of Directors believes that the Merger Agreement is fair to, advisable and in the best interests of the Corporation and its stockholders;

NOW, THEREFORE, BE IT RESOLVED, that this Board deems the Merger of MARC with and into the Corporation, pursuant to the Merger Agreement and the Certificate of Merger, in the form attached hereto as Exhibit A, to be fair to, advisable and in the best interests of the Corporation and its stockholders and as such, is hereby approved, subject to stockholder approval and the approval of the applicable regulatory authorities; and

FURTHER RESOLVED, that the form, terms, conditions and considerations set forth in the Merger Agreement be, and they hereby are, approved and that the President, any Executive Vice President or any Senior Vice President and the Secretary or any Assistant Secretary of the Corporation be, and each of them hereby is, authorized and directed to execute and deliver on behalf of the Corporation, the Merger Agreement in the form presented to this Board of Directors and with such changes therein and additions thereto as the officer or officers executing the same on behalf of the Corporation shall determine to be appropriate, their execution thereof to be conclusive evidence of such approval and with such changes, revisions and supplements, if any, as the Superintendent of Insurance of the State of New York and/or the Commissioner of Insurance of the State of Delaware may require, provided that such changes will not materially affect the proposed Merger Agreement; and

FURTHER RESOLVED, that the acts of the foregoing officers of the Corporation in negotiating and preparing for the execution and delivery of the Merger Agreement and the Certificate of Merger and all matters related or incident thereto be, and the same hereby are, in all respects ratified, confirmed and approved; and

FURTHER RESOLVED, that the Merger Agreement and the Certificate of Merger be submitted to the stockholder of the Corporation for the purpose of considering the adoption, authorization and approval of same, which may be accomplished by such stockholder acting without a meeting on unanimous written consent; and

FURTHER RESOLVED, that this Board hereby recommends that the stockholder of this Corporation approve the Merger Agreement and the Certificate of Merger proposed in the first WHEREAS clause above; and

GENERAL AUTHORIZATIONS

FURTHER RESOLVED, that the President, any Executive Vice President or any Senior Vice President of the Corporation be, and they hereby are, authorized to file with the New York Superintendent of Insurance, the Delaware Insurance Commissioner, the secretaries of state in Delaware and New York and with the insurance executives, secretaries of state or other officials or agents of every state, county, province or other governmental unit or agency which such officers deem, with advice of counsel, necessary or desirable, the Merger Agreement, the Certificate of Merger, and such other documents, notices, applications, affidavits, or other like forms and to appear on behalf of this Corporation (or authorize such appearance through agents or counsel) in any judicial or regulatory hearing or other proceedings, as may be necessary or desirable, in the opinion of such officers, with advice of counsel, in order to obtain approval of the Merger in the manner proposed in the Merger Agreement and to assure that the Corporation's franchises and licenses to do business and its treaties and other contractual arrangements will be maintained in the name of the Corporation after the effectiveness of the Merger; and

FURTHER RESOLVED, that the appropriate officers of this Corporation be, and they hereby are, authorized to give such notice of the authorizations, stockholder approval, effectiveness or delay or abandonment of the proposed Merger, as they deem necessary or appropriate, with advice of counsel, to the public generally or any creditors, customers, suppliers or other class or classes of persons doing business with the Corporation; and

FURTHER RESOLVED, that the Corporation is hereby authorized to pay all necessary and reasonable fees and expenses incurred in connection with the Merger, and the appropriate officers of the Corporation are hereby severally authorized, in the name and on behalf of the Corporation, to make all payments as they, or any of them, shall determine to be appropriate, such payment to be conclusive evidence of their determination; and

FURTHER RESOLVED, that the officers of the Corporation are hereby authorized to take such further actions as such officers, with advice of counsel, may deem necessary or desirable in order to accomplish and to carry into effect all purposes and intents of the foregoing resolutions; and

FURTHER RESOLVED, that the Secretary or any Assistant Secretary of this Corporation is hereby authorized to certify and deliver to any state, state agency, or governmental agency to whom such certification and delivery may be deemed necessary and desirable in the opinion of such Secretary or Assistant Secretary, a true copy of the foregoing resolutions and such state, state agency or governmental agency may rely upon same until receipt by it of written notice of any change or revocation thereof; and

FURTHER RESOLVED, that a copy of said Merger Agreement and Certificate of Merger be inserted in the minute book following these resolutions.

APPROVAL OF THE DOMESTICATION OF THE MUNICH RE BRANCH

WHEREAS, the Board of Directors of the Corporation has been presented with a Domestication Agreement (the "Domestication Agreement"), among Munich Re, ARC and the Corporation, whereby Munich Re agrees to assign all of the business, assets and liabilities of its United States Branch to the Corporation and the Corporation agrees to accept such business and assets and to assume all of the liabilities of Munich Re's Branch (the "Domestication"); and

WHEREAS, the Board of Directors believes that the Domestication Agreement is fair to, advisable and in the best interests of the Corporation;

NOW, THEREFORE, BE IT RESOLVED, that this Board deems the Domestication, pursuant to the Domestication Agreement, as attached hereto as Exhibit B, to be fair to, advisable and in the best interests of the Corporation; and

FURTHER RESOLVED, that the form, terms, conditions and considerations set forth in the Domestication Agreement be, and they hereby are, approved and that the President, any Executive Vice President, or any Senior Vice President and the Secretary or any Assistant Secretary of the Corporation be, and each of them hereby is, authorized and directed to execute and deliver on behalf of the Corporation, the Domestication Agreement in the form presented to this Board of Directors with such changes therein and additions thereto as the officer or officers executing the same on behalf of the Corporation shall determine to be appropriate, their execution thereof to be conclusive evidence of such approval and with such changes, revisions and supplements, if any, as the Superintendent of Insurance of the State of New York and/or the Commissioner of Insurance of the State of Delaware may require, provided that such changes will not materially affect the proposed Domestication Agreement; and

FURTHER RESOLVED, that the acts of the foregoing officers of the Corporation in negotiating and preparing for the execution and delivery of the Domestication Agreement and all matters related or incident thereto be, and the same hereby are, in all respects ratified, confirmed and approved; and

GENERAL AUTHORIZATIONS

FURTHER RESOLVED, that the President, any Executive Vice President or any Senior Vice President of the Corporation be, and they hereby are, authorized to file with the New York Superintendent of Insurance, the Delaware Insurance Commissioner, the secretaries of state in Delaware and New York and with the insurance executives, secretaries of state or other officials or agents of every state, county, province or other governmental unit or agency which such officers deem, with advice of counsel, necessary or desirable, the Domestication Agreement and such other documents, notices, applications, affidavits, or other like forms and to appear on behalf of this Corporation (or authorize such appearance through agents or counsel) in any judicial or regulatory hearing or other proceedings, as may be necessary or desirable, in the opinion of such officers, with advice of counsel, in order to obtain approval of the Domestication in the manner proposed in the Domestication Agreement, and to assure that the Corporation's franchises and licenses to do business and its treaties and other contractual arrangements will be maintained in the name of the Corporation after the effectiveness of the Domestication; and

FURTHER RESOLVED, that the appropriate officers of the Corporation be, and they hereby are, authorized to give such notice of the authorizations, stockholder approval, effectiveness or delay or abandonment of the proposed Domestication, as they deem necessary or appropriate, with advice of counsel, to the public generally or any creditors, customers, suppliers or other class or classes of persons doing business with the Corporation; and

FURTHER RESOLVED, that the Corporation is hereby authorized to pay all necessary and reasonable fees and expenses incurred in connection with the Domestication, and the appropriate officers of the Corporation are hereby severally authorized, in the name and on behalf of the Corporation, to make all payments as they, or any of them, shall determine to be appropriate, such payment to be conclusive evidence of their determination; and

FURTHER RESOLVED, that the officers of the Corporation are hereby authorized to take such further actions as such officers, with advice of counsel, may deem necessary or desirable in order to accomplish and to carry into effect all purposes and intents of the foregoing resolutions.

2. That the undersigned has compared the foregoing copy thereof with said original resolutions as so recorded, and that the same are true and correct copies of said original resolutions as so recorded and the whole thereof.

    IN WITNESS WHEREOF, I have hereunto set my hand and seal this ____ day of June, 1997.

                        AMERICAN RE-INSURANCE COMPANY



                        By:_________________________________
    [SEAL]                    Robert K. Burgess
                              Executive Vice President, General Counsel
      and Secretary

                                      Exhibit C



                              Secretary's Certificate of
                                      Munich Re

                      MUNCHENER RUCKVERSICHERUNGS-GESELLSCHAFT
                           AKTIENGESELLSCHAFT IN MUNCHEN
                              SECRETARY'S CERTIFICATE


I, Dr. Udo Knoke, hereby certify that I am the Corporate Secretary of Munchener Ruckversicherungs-Gesellschaft, Aktiengesellschaft in Munchen ("Munich Re") and, in such capacity I am responsible for the Company's legal affairs. I hereby certify that

- the proposed Domestication Agreement and Instrument of Transfer and Assumption have been duly and validly authorized by all requisite corporate action and no other corporate proceedings on the part of Munich Re are necessary to authorize the foregoing.

- Munich Re has no legal obligation to get approval by a German Authority for this Domestication Agreement and Instrument of Transfer and Assumption.

- this Domestication Agreement and Instrument of Transfer and Assumption, in final form with such changes, revisions and supplements, if any, as the Superintendant of Insurance of the State of New York, and for the Commissioner of Insurance of the State of Delaware may require, provided such changes are not material, will be executed by Munich Re.

Certified a true copy this ____ day of _____, one thousand nine hundred and ninety-seven.

                                      MUNCHENER RUCKVERSICHERUNGS-GESELLSCHAFT
                                      AKTIENGESELLSCHAFT IN MUNCHEN

                                      BY: _________________________
                                          Name: Dr. Udo Knoke
                                          Title: CORPORATE SECRETARY